Exhibit 99.1

Clayton Williams Energy Announces 2009 Financial Results and Year-End Reserves

MIDLAND, Texas--(BUSINESS WIRE)--March 10, 2010--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the quarter and year ended December 31, 2009, along with information about its proved oil and gas reserves as of December 31, 2009.

Financial Results for the Fiscal Year 2009

Net loss attributable to Company stockholders for fiscal 2009 was $117.4 million, or $9.67 per share, as compared to net income of $140.5 million, or $11.67 per share, for fiscal 2008. Cash flow from operations for 2009 was $104.7 million as compared to $382 million for 2008. The key factors affecting the comparability of the two years were:

  Oil and gas sales declined $221.6 million in 2009 versus 2008. Price variances accounted for $195.4 million of the decrease and production variances accounted for a decrease of $26.2 million. Average realized commodity prices in 2009 were significantly lower than the record-high prices realized by the Company in 2008. Average realized oil prices were $57.37 per barrel in 2009 versus $97.35 per barrel in 2008, and average realized gas prices were $4.35 per Mcf in 2009 versus $9.02 per Mcf in 2008. Most of the 7% decline in oil and gas production on barrel of oil equivalent (“BOE”) basis resulted from the sale of certain South Louisiana properties in April 2008.
  Loss on derivatives for 2009 was $17.4 million ($15.9 million realized loss on settled contracts and $1.5 million non-cash mark-to-market loss) versus a gain in 2008 of $74.7 million ($25 million realized gain on settled contracts and $49.7 million non-cash mark-to-market gain). Sharp declines in commodity prices late in 2008 caused the fair value of the Company’s derivative positions to escalate significantly. In December 2008, the Company elected to terminate all of its then-existing derivative positions for cash proceeds of $99.3 million. See accompanying tables for additional information about the Company’s accounting for derivatives.

  Non-cash impairments of property and equipment were $59.1 million in 2009 versus $12.9 million in 2008. The 2009 impairment included $32.1 million related to drilling rigs classified as assets held for sale in April 2009 and $27 million related to oil and gas properties that were impaired due to downgrades in proved reserves. See “Reserves.”

Financial Results for the Fourth Quarter of 2009

Net loss attributable to Company stockholders for the fourth quarter of 2009 (“4Q09”) was $42.9 million, or $3.53 per share, as compared to net income of $59.9 million, or $4.93 per share, for the fourth quarter of 2008 (“4Q08”). Cash flow from operations for 4Q09 was $35.6 million as compared to $158.9 million for 4Q08. The key factors affecting the comparability of the two quarters were:

  Oil and gas sales declined $7.5 million in 4Q09 versus 4Q08. Production variances accounted for a $12.3 million decrease, and price variances accounted for a $4.8 million increase. Oil production declined 9% and gas production declined 27% in 4Q09 versus 4Q08. The Company significantly reduced capital spending during the first half of fiscal 2009 in response to low operating margins caused by the recession that began in 2008. As a result, production from new wells was not sufficient to offset normal declines in existing production. Average realized oil prices were $72.78 per barrel in 4Q09 versus $59.63 per barrel in 4Q08, and average realized gas prices were $5.20 per Mcf in 4Q09 versus $6.75 per Mcf in 4Q08.
  Loss on derivatives for 4Q09 was $2.9 million ($9.7 million realized loss on settled contracts net of $6.8 million non-cash mark-to-market gain) versus a gain in 2008 of $136.7 million ($110.9 million realized gain on settled contracts and $25.8 million non-cash mark-to-market gain). The gains reported in 4Q08 resulted from sharp declines in commodity prices late in 2008 which caused the fair value of the Company’s derivative positions to escalate significantly. See accompanying tables for additional information about the Company’s accounting for derivatives.
  Non-cash impairments of proved properties were $27 million in 4Q09 versus $2.9 million in 4Q08. The 4Q09 impairment related to oil and gas properties that were impaired due to downgrades in proved reserves. See “Reserves.”

Reserves

The Company reported that its total estimated proved oil and gas reserves as of December 31, 2009 were 33.6 million barrels of oil equivalent (MMBOE), consisting of 21 million barrels of oil and NGL and 76.1 Bcf of natural gas. Proved developed reserves were 28.6 MMBOE, or 85% of total proved reserves. The present value of estimated future net cash flows from total proved reserves, before deductions for estimated future income taxes and asset retirement obligations, discounted at 10%, (referred to as “PV-10”) totaled $460.4 million. For a reconciliation of PV-10 (a non-GAAP measure) to standardized measure of discounted future net cash flows, see accompanying tables.

The following table summarizes the changes in proved reserves during 2009 on an MMBOE basis.

MMBOE
Total proved reserves, December 31, 2008	38.1
Extensions and discoveries	3.7
Revisions	(2.4)
Production	(5.8)
Total proved reserves, December 31, 2009	33.6

The Company replaced 63% of the 5.8 MMBOE produced in 2009 through extensions and discoveries, most of which were derived from drilling activities in the Permian Basin and Austin Chalk (Trend) despite curtailments of spending during the first half of 2009 due to unfavorable operating margins caused by the 2008 recession. Net downward revisions of 2.4 MMBOE were primarily due to the reclassification of certain Permian Basin reserves from proved undeveloped to probable based on changes required by the SEC modernization rule.

The above reserve estimates were computed in accordance with the SEC’s final rule on the modernization of oil and gas reporting, which the Company adopted effective December 31, 2009. The commodity prices used to estimate the Company’s proved reserves and their related present value of future net cash flows were based on the 12-month unweighted average of the first-day-of-the-month price received by the Company in 2009, resulting in average oil and NGL prices of $54.81 per Bbl and average gas prices of $3.71 per Mcf.

Commodity prices have a significant impact on proved oil and gas reserves and their related PV-10. In addition to the reserve estimates based on the SEC pricing guidelines, the Company has reported its proved reserves under two alternative pricing cases. The year-end pricing case is based on spot prices in effect at December 31, 2009 and is comparable to pricing guidelines under the old SEC rules. The futures pricing case is based on the five-year futures curve as of December 31, 2009.

	Average Prices		Proved Reserves
	Oil	Gas		Natural	Total Oil
Pricing	Price	Price	Oil	Gas	Equivalents
Cases	($ per Bbl)	($ per Mcf)	(MBbls)	(MMcf)	(MBOE)	PV-10 Value
						(In thousands)

SEC	$54.81	$3.71	20,953	76,103	33,637	$460,386
Year-end	$70.98	$5.61	23,117	84,389	37,182	$741,427
Futures	$79.99	$6.38	22,040	82,019	35,710	$832,292

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, March 10th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 98404354. The replay will be available for one week at 888-286-8010, passcode 35170722.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES
Oil and gas sales	$74,900	$82,419	$242,338	$463,964
Natural gas services	1,568	1,857	6,146	10,926
Drilling rig services	-	6,074	6,681	46,124
Gain on sales of assets	48	56	796	44,503
Total revenues	76,516	90,406	255,961	565,517

COSTS AND EXPENSES
Production	19,671	23,689	76,288	89,054
Exploration:
Abandonments and impairments	37,732	34,846	78,798	80,112
Seismic and other	1,633	11,455	8,189	22,685
Natural gas services	1,382	1,595	5,348	10,060
Drilling rig services	(53)	6,986	10,848	37,789
Depreciation, depletion and amortization	36,954	38,069	129,658	120,542
Impairment of property and equipment	27,072	2,897	59,140	12,882
Accretion of abandonment obligations	830	686	3,120	2,355
General and administrative	5,919	7,742	20,715	25,635
Loss on sales of assets and impairment of inventory	2,148	1,702	5,282	2,122
Total costs and expenses	133,288	129,667	397,386	403,236
Operating income (loss)	(56,772)	(39,261)	(141,425)	162,281

OTHER INCOME (EXPENSE)

Interest expense	(6,058)	(6,065)	(23,758)	(24,994)
Gain (loss) on derivatives	(2,879)	136,729	(17,416)	74,743
Other	892	840	2,543	6,539

Total other income (expense)	(8,045)	131,504	(38,631)	56,288

Income (loss) before income taxes	(64,817)	92,243	(180,056)	218,569

Income tax benefit (expense)	21,925	(31,918)	64,096	(77,327)

NET INCOME (LOSS)	(42,892)	60,325	(115,960)	141,242
Less income attributable to noncontrolling interest, net of tax	-	(428)	(1,455)	(708)
NET INCOME (LOSS) attributable to Clayton Williams Energy, Inc.	$(42,892)	$59,897	$(117,415)	$140,534

Net income (loss) per common share attributable to
Clayton Williams Energy, Inc. stockholders:
Basic	$(3.53)	$4.94	$(9.67)	$11.78
Diluted	$(3.53)	$4.93	$(9.67)	$11.67

Weighted average common shares outstanding:
Basic	12,144	12,114	12,138	11,932
Diluted	12,144	12,148	12,138	12,039

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	December 31,	December 31,
	2009	2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$14,013	$41,199
Accounts receivable:
Oil and gas sales	28,721	26,009
Joint interest and other, net	6,669	14,349
Affiliates	624	227
Inventory	43,068	20,052
Deferred income taxes	1,362	3,637
Assets held for sale	7,411	-
Prepaids and other	1,729	20,011
	103,597	125,484
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,579,664	1,526,473
Natural gas gathering and processing systems	17,816	17,816
Contract drilling equipment	41,533	91,151
Other	16,550	14,954
	1,655,563	1,650,394
Less accumulated depreciation, depletion and amortization	(985,517)	(840,366)
Property and equipment, net	670,046	810,028

OTHER ASSETS
Debt issue costs, net	4,874	6,225
Fair value of derivatives	4,427	-
Other	1,660	1,672
	10,961	7,897

	$784,604	$943,409

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$47,211	$67,189
Oil and gas sales	18,063	24,702
Affiliates	1,097	1,627
Current maturities of long-term debt	-	18,750
Fair value of derivatives	5,907	-
Accrued liabilities and other	11,995	10,609
	84,273	122,877
NON-CURRENT LIABILITIES
Long-term debt	395,000	347,225
Deferred income taxes	54,065	120,414
Other	38,991	32,617
	488,056	500,256
EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,215	1,212
Additional paid-in capital	152,051	137,046
Retained earnings	59,009	176,424
Total Clayton Williams Energy, Inc. stockholders' equity	212,275	314,682

Noncontrolling interest, net of tax	-	5,594
Total equity	212,275	320,276

	$784,604	$943,409

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(42,892)	$60,325	$(115,960)	$141,242
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	36,954	38,069	129,658	120,542
Impairment of property and equipment	27,072	2,897	59,140	12,882
Exploration costs	37,732	34,846	78,798	80,112
(Gain) loss on sales of assets and impairment of inventory, net	2,100	1,646	4,486	(42,381)
Deferred income tax expense (benefit)	(22,049)	32,434	(64,220)	77,315
Non-cash employee compensation	481	1,892	1,434	5,834
Unrealized (gain) loss on derivatives	(6,834)	(25,808)	1,480	(49,738)
Settlements on derivatives with financing elements	-	3,226	-	43,486
Amortization of debt issue costs	295	305	1,458	1,354
Accretion of abandonment obligations	830	686	3,120	2,355

Changes in operating working capital:
Accounts receivable	(8,206)	18,088	4,571	13,087
Accounts payable	6,485	5,428	(19,590)	(4,946)
Other	3,595	(15,110)	20,336	(19,164)
Net cash provided by operating activities	35,563	158,924	104,711	381,980

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(43,300)	(120,473)	(142,623)	(351,789)
Proceeds from sales of assets	46	117	729	117,226
Change in equipment inventory	(807)	3,137	(26,675)	(8,247)
Other	80	55	(29)	3,935
Net cash used in investing activities	(43,981)	(117,164)	(168,598)	(238,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	2,000	75,900	7,500
Repayments of long-term debt	-	(33,888)	(39,375)	(94,200)
Proceeds from exercise of stock options	24	21	176	15,936
Settlements on derivatives with financing elements	-	(3,226)	-	(43,486)
Net cash provided by (used in) financing activities	24	(35,093)	36,701	(114,250)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(8,394)	6,667	(27,186)	28,855

CASH AND CASH EQUIVALENTS
Beginning of period	22,407	34,532	41,199	12,344

End of period	$14,013	$41,199	$14,013	$41,199

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain) loss on sales of assets and impairment of inventory and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited and in thousands)

Net income (loss)	$(42,892)	$60,325	$(115,960)	$141,242
Interest expense	6,058	6,065	23,758	24,994
Income tax (benefit) expense	(21,925)	31,918	(64,096)	77,327
Exploration:
Abandonments and impairments	37,732	34,846	78,798	80,112
Seismic and other	1,633	11,455	8,189	22,685
(Gain) loss on sales of assets and impairment of inventory	2,100	1,646	4,486	(42,381)
Depreciation, depletion and amortization	36,954	38,069	129,658	120,542
Impairment of property and equipment	27,072	2,897	59,140	12,882
Accretion of abandonment obligations	830	686	3,120	2,355
Non-cash employee compensation	481	1,892	1,434	5,834
Non-cash changes in fair value of derivatives	(6,834)	(25,808)	1,480	(49,738)

	$41,209	$163,991	$130,007	$395,854

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Average Daily Production:
Oil (Bbls):
Permian Basin	4,534	4,184	4,142	3,821
Austin Chalk (Trend)	2,476	3,630	2,734	3,384
North Louisiana	182	565	238	415
South Louisiana	722	334	649	378
Other	86	91	86	90
Total	8,000	8,804	7,849	8,088

Natural Gas (Mcf):
Permian Basin	13,499	14,288	14,739	14,326
Austin Chalk (Trend)	2,204	2,496	2,485	2,367
North Louisiana	9,302	24,252	11,325	17,500
South Louisiana	8,398	6,477	9,851	10,402
Cotton Valley Reef Complex	3,872	5,376	3,960	5,745
Other	1,638	459	1,336	490
Total	38,913	53,348	43,696	50,830

Natural gas liquids (Bbls):
Permian Basin	237	190	241	183
Austin Chalk (Trend)	267	252	288	250
North Louisiana	23	18	22	7
South Louisiana	173	7	98	49
Other	7	11	9	10
Total	707	478	658	499

Total Production:
Oil (MBbls)	736	810	2,865	2,952
Natural Gas (MMcf)	3,580	4,908	15,949	18,553
Natural gas liquids (MBbls)	65	44	240	182
Total (MBOE)	1,398	1,672	5,763	6,226

Average Realized Prices (a):
Oil ($/Bbl)	$72.78	$59.63	$57.37	$97.35
Gas ($/Mcf)	$5.20	$6.75	$4.35	$9.02
Natural gas liquids ($/Bbl)	$41.97	$31.70	$30.83	$54.45

Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized gain (loss)	$(12,013)	$81,139	$(25,713)	$15,560
Per unit produced ($/Bbl)	$(16.32)	$100.17	$(8.97)	$5.27

Gas:
Net realized gain	$2,299	$30,124	$9,777	$11,764
Per unit produced ($/Mcf)	$0.64	$6.14	$0.61	$0.63

(a) Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2009 or 2008 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2009 and 2008 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to December 31, 2009.
	Oil		Gas
Swaps:	Bbls	Price	MMBtu (a)	Price
Production Period:
1st Quarter 2010	628,000	$ 76.70	2,280,000	$ 6.80
2nd Quarter 2010	574,000	$ 76.60	1,830,000	$ 6.80
3rd Quarter 2010	522,000	$ 76.40	1,750,000	$ 6.80
4th Quarter 2010	480,000	$ 76.24	1,680,000	$ 6.80
2011	891,000	$ 83.80	6,420,000	$ 7.07
	3,095,000		13,960,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CLAYTON WILLIAMS ENERGY, INC.
PROVED RESERVES
(Unaudited)

The following table sets forth our estimated quantities of proved reserves as of December 31, 2009 and 2008, all of which are located in the United States.

	Proved Reserves

		Natural	Total Oil
	Oil (a)	Gas	Equivalents (b)
Reserve Category	(MBbls)	(MMcf)	(MBOE)

December 31, 2009:
Developed	16,779	70,840	28,586
Undeveloped	4,174	5,263	5,051
Total Proved	20,953	76,103	33,637

December 31, 2008:
Developed	16,815	87,340	31,372
Undeveloped	3,961	16,589	6,726
Total Proved	20,776	103,929	38,098

(a) Oil reserves include crude oil, condensate and natural gas liquids ("NGL").
(b) Natural gas reserves have been converted to oil equivalents at the rate of six Mcf to one barrel of oil.

The present value of future net cash flows from proved reserves, before deductions for estimated future income taxes and asset retirement obligations, discounted at 10% ("PV-10 Value"), totaled $460.4 million at December 31, 2009, as compared to $511.7 million at December 31, 2008. Commodity prices used at December 31, 2009 were based on the 12-month weighted average of the first-day-of-the-month prices from January 2009 through December 2009, which for the Company averaged $54.81 per barrel of oil and NGL and $3.71 per Mcf of natural gas. Commodity prices used for the 2008 estimates were based on year-end 2008 prices of $42.03 per barrel of oil and NGL and $5.90 per Mcf of natural gas.

PV-10 Value is a non-GAAP financial measure that we believe is useful as a supplemental disclosure to the standardized measure of discounted future net cash flows, a GAAP financial measure. While the standardized measure of discounted future net cash flows is dependent on the unique tax situation of each entity, PV-10 Value is based on prices and discount factors that are consistent for all entities and can be used within the industry and by securities analysts to evaluate proved reserves on a more comparable basis. The following table reconciles PV-10 Value to standardized measure of discounted future net cash flows.

	As of December 31,
	2009	2008
	(In thousands)

PV-10 Value, a non-GAAP financial measure	$460,386	$511,661

Less present value, discounted at 10%, of:
Estimated asset retirement obligations	(29,338)	(24,263)
Estimated future income taxes	(66,775)	(82,232)
Standardized measure of discounted future net cash flows, a GAAP financial measure	$364,273	$405,166

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer